UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2009

RRI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2009, the Company’s Board approved amendments to its Bylaws that change the time frame for submitting stockholder proposals in the event the date of the annual meeting has been moved by more than 25 days from the last annual meeting anniversary date (as opposed to 30 days). In addition, the Board approved amendments to its Bylaws to conform to current practice to clarify that (i) 5:00 p.m. Central Time is the deadline for receipt of stockholder proposals and nominations for director and the requirement that stockholders represent their intention to solicit proxies, and (ii) in no event shall the public disclosure of an annual meeting of stockholders or a special meeting of stockholders, called for the purpose of electing directors commence a new time period for giving of a nominator’s notice as described above.

The text of the Bylaw amendments described above are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RRI Energy, Inc.

June 25, 2009	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

3	Sixth Amended and Restated Bylaws